Exhibit 99.1

For more information, contact:

FalconStor Software, Inc.

Vincent Sita

Chief Financial Officer

vincent.sita@falconstor.com

FalconStor Software Announces Third Quarter of 2022 Results

Delivered Hybrid Cloud Revenue Growth and Positive Net Income

•
Added new customers and expanded existing customer usage for our joint IBM/FalconStor data protection solutions, enabling hybrid cloud data migration, backup, and restoration services for IBM Power Virtual Server Cloud (“IBM Power VS Cloud”) customers
•
Launched “1-Click” installation for our joint IBM/FalconStor PowerVS Cloud solutions directly from the IBM Cloud Catalog
•
Added new MSP partners for the FalconStor StorSafe secure backup-as-a-service solution while existing MSP partners expanded their business to protect new customers and systems, aligning with the FalconStor hybrid cloud focus

AUSTIN, TEXAS (November 9, 2022) - FalconStor Software, Inc. (OTCQB: FALC), a trusted data protection leader modernizing disaster recovery and backup for the hybrid cloud world, today announced financial results for its third quarter 2022, which ended on September 30, 2022.

“Our focus on recurring revenue growth through hybrid cloud data protection solutions and increased profitability enabled delivery of quarter-over-quarter revenue and net income growth for the second consecutive quarter,” said Todd Brooks, FalconStor CEO. “The hybrid cloud reseller relationship we formed with IBM in the second quarter of 2022 continued to expand during the quarter with new customers taking advantage of our joint offerings and existing customers expanding their monthly usage. IBM’s hybrid cloud focus is a key element of its growth strategy, as detailed in IBM’s first, second, and third quarter 2022 earnings announcements. We are excited to help the tens of thousands of IBM customers around the globe to leverage IBM hybrid cloud solutions.

“Total revenue increased to $3.1 million in the quarter from $2.4 million in the second quarter 2022, and $2.0 million in the first quarter 2022. Our aggressive focus on advancing critical hybrid cloud relationships and our efforts to realign to a subscription- and monthly consumption-based recurring revenue model continue to challenge our year-over-year revenue growth as third quarter revenue was $3.1 million, compared to $3.3 million in the third quarter of 2021." stated Brooks. "Our continued focus on tightly managing operating expenses resulted in delivering $0.2 million in GAAP net income during the quarter, compared to a $0.9 million GAAP net loss in the second quarter 2022. We are excited by the progress we have made and are working hard to continue delivering quarter-over-quarter revenue and profitability growth.

Third Quarter 2022 Financial Results

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Annual Recurring Revenue (Trailing 12-month recurring revenue): 4.5% year-over-year growth
•
Ending Cash: $1.7 million, compared to $1.8 million in the previous quarter, and $3.5 million in the third quarter of fiscal year 2021
•
Total Revenue: $3.1 million, compared to $2.4 million in the previous quarter, and $3.3 million in the third quarter of fiscal year 2021
•
Total Cost of Revenue: $0.4 million, compared to $0.4 million in the previous quarter, and $0.4 million in the third quarter of fiscal year 2021
•
Total Operating Expenses: $2.3 million, compared to $2.5 million in the previous quarter, and $2.4 million in the third quarter of fiscal year 2021
•
GAAP Net Income (Loss): $0.2 million, compared to $(0.9) million in the previous quarter, and $0.3 million in the third quarter of fiscal year 2021

Guidance

Given Q3 2022 results, we are maintaining our full-year 2022 guidance as follows.

*Adjusted EBITDA adds back Depreciation, Amortization, Restructuring, Severance, Board expenses, Stock Based Compensation as well as Non-Operating Expenses including Income Taxes and Interest & Other Income Expenses

Conference Call and Webcast Information

WHO: Todd Brooks, Chief Executive Officer, FalconStor and Vincent Sita, Chief Financial Officer, FalconStor

WHEN: Wednesday, November 9, 2022, 4:00 PM Central; 5:00 PM Eastern

To register for our earnings call, please click the following link:

FALCONSTOR THIRD QUARTER 2022 FINANCIAL TELECONFERENCE AND PRESENTATION

As an alternative, you can copy and paste the following link into your web browser to register:

https://register.gotowebinar.com/register/5496583298725631503

Conference Call:

Please dial the following if you would like to interact with and ask questions of FalconStor hosts:

Toll Free: 877-309-2074

Access Code: 747-802-445

Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The Company’s management refers to these non-GAAP financial measures in making operating decisions because they provide meaningful supplemental information regarding the Company’s operating performance. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to the Company’s historical operating results and comparisons to competitors’ operating results. We include these non-GAAP financial measures (which should be viewed as a supplement to, and not a substitute for, their comparable GAAP measures) in this press release because we believe they are useful to investors in allowing for greater transparency into the supplemental information used by management in its financial and operational decision-making. The non-GAAP financial measures exclude (i) depreciation, (ii) amortization, (iii) restructuring expenses, (iv) severance expenses, (v) board expenses, (vi) stock based compensation, (vii) non-operating expenses (income) including income taxes and interest & other expenses (income). For a reconciliation of our GAAP and non-GAAP financial results, please refer to our Reconciliation of Net Income (Loss) to Adjusted EBITDA presented in this release.

About FalconStor Software

FalconStor is the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world. The Company enables enterprise customers and managed service providers to secure, migrate, and protect their data while reducing data storage and long-term retention costs by up to 95%. More than 1,000 organizations and managed service providers worldwide standardize on FalconStor as the foundation for their cloud first data protection future. Our products are offered through and supported by a worldwide network of leading managed service providers, systems integrators, resellers, and original equipment manufacturers.

# # #

FalconStor and FalconStor Software are trademarks or registered trademarks of FalconStor Software, Inc., in the U.S. and other countries. All other company and product names contained herein may be trademarks of their respective holders.

Links to websites or pages controlled by parties other than FalconStor are provided for the reader's convenience and information only. FalconStor does not incorporate into this release the information found at those links nor does FalconStor represent or warrant that any information found at those links is complete or accurate. Use of information obtained by following these links is at the reader's own risk.

CONTACT INFORMATION

For more information, contact:

Vincent Sita

Chief Financial Officer FalconStor Software Inc.

investorrelations@falconstor.com

CONTACT US AROUND THE GLOBE

Corporate Headquarters	Europe Headquarters
501 Congress Avenue	GERMANY
Suite 150	Landsberger Straße 302
Austin, Texas 78701	80687 München, Germany
Tel: +1.631.777.5188	salesemea@falconstor.com
salesinfo@falconstor.com

FalconStor Software, Inc. and Subsidiaries

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,666,054	$3,181,209
Accounts receivable, net	2,288,133	2,855,135
Prepaid expenses and other current assets	885,734	1,074,972
Contract assets, net	273,945	209,936
Inventory	-	7,744
Total current assets	5,113,866	7,328,996
Property and equipment, net	95,796	153,904
Operating lease right-of-use assets	49,626	112,405
Deferred tax assets, net	26,327	30,190
Software development costs, net	60,123	42,695
Other assets, net	97,212	106,023
Goodwill	4,150,339	4,150,339
Other intangible assets, net	27,437	51,362
Contract assets	445,017	692,712
Total assets	$10,065,743	$12,668,626
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$450,250	$297,033
Accrued expenses	1,355,927	1,099,257
Operating lease liabilities	49,626	76,940
Deferred revenue, net	3,504,907	4,557,317
Total current liabilities	5,360,710	6,030,547
Other long-term liabilities	954,213	950,843
Notes payable, net	2,164,251	2,154,098
Operating lease liabilities	-	35,465
Deferred tax liabilities, net	500,499	500,499
Deferred revenue, net	1,281,279	1,578,769
Total liabilities	10,260,952	11,250,221
Commitments and contingencies
Series A redeemable convertible preferred stock	15,505,173	14,384,388
Total stockholders' deficit	(15,700,382)	(12,965,983)
Total liabilities and stockholders' deficit	$10,065,743	$12,668,626

FalconStor Software, Inc. and Subsidiaries

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue:
Product revenue	$1,568,110	$1,547,013	$3,125,936	$5,288,747
Support and services revenue	1,491,031	1,736,456	4,376,647	5,081,795
Total revenue	3,059,141	3,283,469	7,502,583	10,370,542
Cost of revenue:
Product	19,711	41,351	65,018	298,966
Support and service	360,393	400,934	1,128,764	1,233,067
Total cost of revenue	380,104	442,285	1,193,782	1,532,033
Gross profit	2,679,037	2,841,184	6,308,801	8,838,509
Operating expenses:
Research and development costs	581,941	711,273	1,943,446	2,032,360
Selling and marketing	887,967	1,610,635	3,202,311	4,267,010
General and administrative	826,556	633,954	2,400,561	2,129,921
Gain on litigation settlement	—	(632,600)	—	(632,600)
Restructuring costs	—	68,704	744	792,754
Total operating expenses	2,296,464	2,391,966	7,547,062	8,589,445
Operating income (loss)	382,573	449,218	(1,238,261)	249,064
Gain on debt extinguishment	—	—	—	754,000
Interest and other expense	(111,399)	(84,049)	(430,630)	(544,625)
Income (loss) before income taxes	271,174	365,169	(1,668,891)	458,439
Income tax expense (benefit)	49,802	16,529	150,369	63,804
Net income (loss)	$221,372	$348,640	$(1,819,260)	$394,635
Less: Accrual of Series A redeemable convertible preferred stock dividends	391,016	288,802	1,030,365	848,898
Less: Accretion to redemption value of Series A redeemable convertible preferred stock	40,023	13,517	90,420	285,814
Net income (loss) attributable to common stockholders	$(209,667)	$46,321	$(2,940,045)	$(740,077)
Basic net income (loss) per share attributable to common stockholders	$(0.03)	$0.01	$(0.41)	$(0.12)
Diluted net income (loss) per share attributable to common stockholders	$(0.03)	$0.01	$(0.41)	$(0.12)
Weighted average basic shares outstanding	7,111,801	6,990,723	7,095,096	6,324,370
Weighted average diluted shares outstanding	7,111,801	7,039,421	7,095,096	6,324,370

FalconStor Software, Inc. and Subsidiaries

Supplemental Information

Unaudited Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$221,372	$348,640	$(1,819,260)	$394,635
Income tax expense	49,802	16,529	150,369	63,804
Interest and other expense	111,399	84,049	430,630	544,625
Depreciation and amortization	26,182	45,486	94,710	151,468
Restructuring costs	-	68,704	744	792,754
Severance costs	50,996	-	50,996	8,136
Other restructuring costs	-	44,646	6,070	433,490
Board costs	136,050	194,360	456,714	471,699
Stock based compensation	7,985	4,916	35,271	14,084
Adjusted EBITDA	$603,786	$807,330	$(593,756)	$2,874,695